EX 10.33
                          INVESTMENT AGREEMENT

          THIS INVESTMENT AGREEMENT is entered into as of the 11th day of October, 1996, by and between Work Recovery, Inc., a Colorado corporation ("WRI"), and Allsup Inc., an Illinois corporation ("Allsup").


                   STATEMENT OF BACKGROUND INFORMATION

          WRI has previously filed for relief pursuant to Chapter 11 of Title 11 of the United States Code (the "Reorganization"). In connection with the reorganization, WRI has filed an Amended Plan of Reorganization dated October
4, 1996 (the "Plan of Reorganization") which contemplates infusion of additional working capital. WRI is currently seeking confirmation of the Plan of Reorganization by the Bankruptcy Court, and in connection therewith has submitted an Amended Disclosure Statement on October 4, 1996 (the "Disclosure Statement"). In addition, WRI is in need of additional working capital of $500,000 prior to confirmation of the Plan of Reorganization.

          WRI has previously entered into a Loan Agreement dated as of May
17, 1996 (the "Loan Agreement") with Recovery Lender, L.L.C. ("Recovery Lender"), pursuant to which Recovery Lender has agreed to loan WRI up to an aggregate principal amount of $5,000,000. The Loan Agreement provides for, among other things, the right for Recovery Lender to convert into common stock of WRI, as reorganized, on the basis of one percent (1%) of the Reorganized WRI's issued and outstanding stock (on a fully diluted basis, giving effect to all stock issuances, but excluding warrants, pursuant to the Reorganization
Plan) for each $100,000 of indebtedness under the Loan Agreement. In addition, WRI previously entered into a Loan Agreement dated February 26, 1996 with Allsup (the "Initial Allsup Loan Agreement"), pursuant to which Allsup loaned WRI $500,000 (the "Initial Allsup Loan").


                                AGREEMENT

          NOW, THEREFORE, the parties hereto agree as follows:

          1. Investment by Allsup. Allsup hereby agrees to invest the aggregate sum of $1,500,000 in WRI pursuant to the terms and conditions of this Agreement (the "Investment"). The Investment shall consist of a $500,000 loan, upon the terms and conditions specified in Section 2 below, and a $1,000,000 acquisition of common stock in WRI in accordance with the provisions of Section 3 set forth below.

          2.   The New Allsup Loan.

               2.1 Loan of $500,000. Allsup agrees to loan WRI the sum of $500,000 (the "New Allsup Loan").

               2.2 Terms of New Allsup Loan. Subject to Section 2.3 below, the New Allsup Loan shall be made generally on the same terms and conditions as set forth in Sections 2 and 3 of the Loan Agreement, including, without limitation, conversion rights similar to those set forth in Section 2.8 thereof, and the covenants set forth in Section 6 of the Loan Agreement and the default provisions of Section 7 shall be applicable.

               2.3 Modifications to Terms of Loan Agreement. The following provisions apply, notwithstanding any provision to the contrary in the Loan Agreement or related documentation:

               2.3.1 Security Interest in Intellectual Property. Any limitations on the security interest in WRI's intellectual property granted to Recovery Lender pursuant to the Loan Agreement or any related documents, shall be eliminated. Pursuant to the terms of the Intercreditor Agreement, Allsup, to the extent of the New Allsup Loan, and Recovery Lender shall each have liens of equal priority, on WRI's intellectual property and all other collateral granted to Recovery Lender pursuant to the terms of the Loan Agreement (collectively, the "Collateral"). As will be provided in the Intercreditor Agreement, any amounts realized from the foreclosure of Allsup's and Recovery Lender's respective security interests in the Collateral shall be apportioned between Allsup and Recovery Lender pro rata based upon the outstanding principal balances of their respective loans, excluding the Initial Allsup Loan.

                2.3.2 Future Borrowings. Prior to the Effective Date of the Plan of Reorganization, WRI agrees not to borrow any additional monies without first complying with the Right of First Refusal provisions in Section
4.5 below.

               2.4 Conditions Precedent to Closing of New Allsup Loan. Allsup's obligation to make the New Allsup Loan shall be conditioned upon satisfaction of the following contingencies:

               2.4.1 Execution of Intercreditor Agreement. Execution of an Intercreditor Agreement by and among Allsup, WRI and Recovery Lender (the
 "Intercreditor Agreement"), in form satisfactory to Allsup, the terms of which effectuate the provisions of Section 2.3.1 above.

               2.4.2 Bankruptcy Court Approval. Approval of the terms of the New Allsup Loan by the Bankruptcy Court.

               2.5 Closing. The closing on the New Allsup Loan (the "Initial Closing") will be held on or before two (2) days after approval of this
Agreement by the Bankruptcy Court, or soon thereafter as practicable after the satisfaction of the various conditions precedent to such loan as set forth herein (the "Initial Closing Date"). At the Initial Closing, the parties of this Agreement will exchange certificates and other instruments and documents in order to determine whether the conditions precedent to Initial Closing have been satisfied. Upon such determination, Allsup shall disburse the proceeds from the New Allsup Loan to WRI.

          3.   Acquisition of Shares of WRI.

          3.1 Acquisition of Shares. Subject to satisfaction of the conditions precedent set forth below, Allsup agrees to acquire the "Target Number of Shares" from WRI or the Reorganized Debtor under the Debtor's Approved Plan
(the "Subject Shares") for the purchase price of $1,000,000 (the "Purchase Price"). For purposes of this Agreement, the "Target Number of Shares" shall be the number of shares of WRI's common stock that, when combined with the number of shares of WRI's common stock to be issued to Allsup in connection with (a) the Initial Allsup Loan and (b) the New Allsup Loan, will provide Allsup with ownership of 17.5% of the outstanding common stock of WRI immediately after the Effective Date of the Plan of Reorganization or to be distributed under the Plan of Reorganization after the Effective Date. In addition, on the Effective Date of the Plan of Reorganization, Allsup will be issued warrants to purchase up to 300,000 shares of the common stock of WRI
(the "Allsup Warrants") upon the terms and conditions set forth in Section 5.3 of the Plan of Reorganization.

               3.2 Conditions Precedent to Acquisition of Stock. Allsup's agreement to acquire the Subject Shares shall be conditioned upon satisfaction of the following conditions:

               3.2.1 Confirmation of Plan of Reorganization. Entry of an order in the Reorganization confirming the Plan of Reorganization, with such modifications thereto as Allsup approves in the exercise of its reasonable discretion, on or before March 1, 1997, which order shall be final and not appealable.

               3.2.2 No Material Changes. There shall not have occurred any material adverse change in WRI's financial condition, business or assets, or material failure to meet the Company's projected cash flows, as set forth in the Disclosure Statement.

               In the event that the foregoing conditions precedent are not satisfied on or before March 1, 1997, Allsup's obligation to acquire the Subject Shares shall terminate.

               3.3 Payment of Purchase Price. The Purchase Price will be paid to WRI in cash in full at Closing.

               3.4  Closing.

               3.4.1 Time, Place and Manner of Closing. Unless this Agreement has otherwise been terminated, the closing (the "Purchase Closing") will be held on the Effective Date of the Plan of Reorganization, but in no event earlier than January 3, 1997, or such earlier date as agreed to by Allsup. At the Purchase Closing, the parties to this Agreement will exchange certificates and other instruments and documents in order to determine whether the terms and conditions of this Agreement have been satisfied. Upon such determination, and upon payment of the Purchase Price, WRI shall issue to Allsup the certificate(s) evidencing the Subject Shares.

                    3.4.2 Standby Letter of Credit. Within ten (10) days after execution of this Agreement by the parties, Allsup shall deliver to WRI a standby letter of credit from a bank and in a form reasonably acceptable to WRI (the "Letter of Credit") pursuant to which WRI shall have the unconditional right to require payment of the Purchase Price in the event that Allsup fails pay the Purchase Price to WRI at the Purchase Closing as required pursuant to this Section 3. WRI shall pay for the cost of obtaining the Letter of Credit in an amount not in excess of 1.5% per annum based upon the face amount of the Letter of Credit and the number of days for which the Letter of Credit is issued, plus customary costs of issuance. In the event that Allsup's obligation to purchase the Subject Shares is terminated as provided in Section
3.2 above, the Letter of Credit shall be released to Allsup.

               3.5  Piggyback Registration.

               3.5.1 Allsup's Right to Require Registration. At such time that WRI proposes to register any of its securities under the Securities Act (other than a registration effected solely to implement an employee benefit plan, a transaction to which Rule 145 of the Commission is applicable or any other form or type of registration in which shares of WRI held by Allsup ("Registrable Securities") cannot be included pursuant to Commission rule of practice), WRI will give written notice to Allsup of such intention to register any of the securities of the WRI. If such registration is proposed to be on a form which permits inclusion of the Registrable Securities, upon the written request (stating the intended method of disposition of such securities) of Allsup, WRI will, subject to the limits contained in this
Section 3.5.1, use its best efforts to cause all such Registrable Securities of Allsup to be registered under the Securities Act and qualified for sale under certain state blue sky laws, all to the extent requisite to permit such sale or other disposition by Allsup of the Registrable Securities so registered.

Notwithstanding the above, however, if the underwriter managing such registration notifies Allsup in writing that market or economic conditions limit the amount of securities which may reasonably be expected to be sold, Allsup will be allowed to register its Registrable Securities pro rata based on the aggregate number of shares of securities being registered in the applicable registration.

                    3.5.2     Registration Procedures.  If and
whenever WRI is required by the provisions of this Section 3.5 to use its best efforts to effect the registration of any of its securities under the Securities Act, WRI will, as expeditiously as possible:

                         (a)  prepare and file with the Commission
a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for the period of at least ninety (90) days;

                         (b)  prepare and file with the Commission
such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by such registration statement whenever the seller or sellers of such securities shall desire to sell or otherwise dispose of the same, but only to the extent provided in this Section 3.5;

                         (c)  furnish to each seller such number of
copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents, as such seller may reasonably request in order to facilitate the public sale or other disposition of the securities owned by such seller;

                         (d)  use every reasonable effort to
register or qualify the securities covered by such registration statement under such other securities or state blue sky laws of such jurisdictions as WRI's Board of Directors may reasonably determine, and do any and all other acts and things which may be necessary under such securities or blue sky laws to enable such seller to consummate the public sale or other disposition in such jurisdictions of the securities owned by such seller, provided, however, that in no event shall WRI be obligated to qualify to do business in any jurisdiction where it is not at the time so qualified or to take any action that would subject it to the service of process of suits other than those arising out of the offer or sale of the Registrable Securities covered by such registration statement in any jurisdiction where it is not at the time so subject;

                         (e)  before filing the registration
statement or prospectus or amendments or supplements thereto, furnish to one counsel selected by the holders of Registrable Securities copies of such documents proposed to be filed which shall be subject to the reasonable approval of such counsel; and

                         (f)  furnish to each prospective seller a
signed counterpart, addressed to the prospective seller, of (i) an opinion of counsel for WRI, dated the effective date of the registration statement, and (ii) a "comfort" letter signed by the independent public accountants who have certified WRI's financial statements included in the registration statement, covering substantially the same matters with respect to the registration statement (and the prospectus included therein) and (in the case of the accountants' letter) with respect to events subsequent to the date of financial statements, as are customarily covered (at the time of such registration) in opinions of issuer's counsel and in accountants' letter delivered to the underwriters in underwritten public offerings of securities. Provided, however, notwithstanding any other provisions of this Agreement, WRI shall not in any event be required to use its best efforts to maintain the effectiveness of any such registration statement for a period in excess of ninety
(90) days (or at the request of the selling holders, an additional
90 days).

                    3.5.3     Expenses.  WRI shall pay for the
following listed expenses incurred in effecting the registration provided for in this Section 3.5, namely expenses for: (a) registration and filing fees, (b) printing expenses, (c) underwriting expenses other than fees, commissions or discounts,
(d) expenses of any audits incident to or required by any such registration and expenses of complying with the securities or blue sky laws of any jurisdictions pursuant to Section 3.5.2(d) hereof,
(e) WRI's legal fees, and (f) legal fees of Allsup; all of which expenses (which specifically exclude Allsup's broker's fees) are hereinafter referred to as "Registration Expenses". Allsup shall pay the fees and expenses of its own legal counsel, brokerage commissions and other expenses which are not specifically included in the definition of Registration Expenses.

                    3.5.6     Indemnification

                         (a)  Indemnification by WRI.  In the event
of any registration of any of WRI's securities under the Securities Act pursuant to this Article II, WRI shall indemnify and hold harmless (i) Allsup, (ii) the officers, directors, trustees and partners of Allsup, (iii) each underwriter (as defined in the Securities Act), (iv) each other Person who participates in the offering of such securities, and (v) each other Person, if any, who controls (within the meaning of the Securities Act) Allsup, underwriter or participating Person (individually and collectively the "Indemnified Person") against any losses, claims, damages or liabilities (collectively the "liability"), joint or several, to which such Indemnified Person may become subject under the Securities Act or any other statute or at common law, insofar as such liability (or action in respect thereof) arises out of or is based upon (i) any alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which such securities are registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or (ii) any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading. Except as otherwise provided in paragraph (c) of this
Section 3.5.6, WRI shall reimburse each such indemnified Person in connection with investigating or defending any such liability; provided, however, that WRI shall not be liable to any indemnified Person in any such case to the extent that any such liability arises out of or is based upon any alleged untrue statements or alleged omissions made in such registration statement, preliminary or final prospectus, or amendment or supplement thereto in reliance upon and in conformity with information furnished in writing to WRI by such Person specifically for use therein; and provided further, that WRI shall not be required to indemnify any Person against any liability arising from any untrue or misleading statement or omission contained in any preliminary prospectus if such deficiency is corrected in the final prospectus that is circulated prior to acceptance of offers to purchase, or for any liability which arises out of the failure of any Person to deliver a prospectus as required by the Act, regardless of any investigation made by or on behalf of such Indemnified Person and shall survive transfer of such securities by Allsup.

                         (b)  Indemnification by Allsup.  Allsup
shall, by acceptance thereof, indemnify and hold harmless WRI, the directors, officers, trustees and partners of WRI, each underwriter and each other Person, if any, who controls WRI or such underwriter (individually and collectively also the "Indemnified Person"), against any liability, joint or several, to which any such Indemnified Person may become subject under the Securities Act or any other state or at common law, in so far as such liability (or actions in respect thereof) arises out of or is based upon (i) the disposition by Allsup of such Registrable Securities in violation of the provisions of this Section 3.5, or (ii) any alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which securities were registered under the Securities Act at the request of such holder, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or (iii) any alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, in the case of (ii) and (iii) to the extent, but only to the extent, that such alleged untrue statement or alleged omission was made in such registration statement, preliminary or final prospectus, amendment or supplement thereto in reliance upon and in conformity with information furnished in writing to WRI by Allsup specifically for use therein. Allsup shall reimburse any Indemnified Person for any legal fees incurred in investigating or defending any such liability; provided, however, that Allsup shall not be required to indemnify any Person against any liability arising from any untrue or misleading statement or omission contained in any preliminary prospectus if such deficiency is corrected in the final prospectus that is circulated prior to acceptance of offers to purchase or for any liability which arises out of the failure of any Person to deliver a prospectus as required by the Securities Act.

                         (c)  Procedure for Indemnification.  In
the event WRI, Allsup or other person receives a complaint, claim or other notice of any liability or action, giving rise to a claim for indemnification under paragraphs (a) or (b) of this Section 3.5.6, the Person claiming indemnification under such paragraphs shall promptly notify the Person against whom indemnification is sought of such complaint, notice, claim or action, and such indemnifying Person shall have the right to investigate and defend any such loss, claim, damage, liability or action. The Person claiming indemnification shall have the right to employ separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel shall not be at the expense of the Person against whom indemnification is sought (unless the indemnifying party fails to promptly defend, in which case the fees and expenses of such separate counsel shall be borne by the Person against whom indemnification is sought). In no event shall a Person against whom indemnification is sought be obligated to indemnify any Person for any settlement of any claim or action effected without the indemnifying Persons' prior written consent.

                    3.5.7     Termination of Registration.
Notwithstanding the foregoing provisions of this Section 3.5, the rights to registration and the designation of Allsup's Common Stock as Registrable Securities shall terminate as to any particular securities when such securities shall have been lawfully sold by Allsup pursuant to a registration statement or Rule 144.

                    3.5.8 Consent to Be Bound. Each subsequent holder of Registrable Securities must consent in writing to be bound by the terms and conditions of this Section 3.5 in order to acquire the rights granted pursuant to Section 3.5.

                    3.5.8     Amendments.  The provisions of this
Section 3.5 may be amended, and WRI may take any action herein prohibited or omit to perform any act herein required to be performed by it, only if WRI has obtained the written consent of Allsup.

                    3.5.9 Assignability of Registration Rights. Subject to Section 3.5.7 hereof, the registration rights set forth in this Section 3.5 are assignable to each assignee as to each share of Registrable Securities conveyed in accordance herewith who agrees in writing to be bound by the terms and conditions of this Agreement and who (a) after such transfer owns at least 100,000 shares of Registrable Securities (as adjusted to reflect stock splits, stock dividends, or other recapitalizations), or (b) is a shareholder of Allsup.

                    3.5.10 Designation of Underwriter. In the case of any registration effected pursuant to this Section 3.5, WRI shall have the right to designate the managing underwriter, subject to the approval of Allsup, which approval will not be unreasonably withheld.

                    3.5.11    Lock-Up Provision.  Upon receipt of
a written request by WRI or by its underwriters, Allsup will not sell, sell short, grant an option to buy, or otherwise dispose of Registrable Securities or other securities of WRI (except for any such shares included in the registration) for a period of one hundred twenty (120) days after WRI has completed the sale of stock pursuant to the registration in question. WRI may impose stop-transfer instructions with respect to the shares (or securities) subject to the foregoing restriction until the end of said 150- day period.

          4. Additional Covenants. The parties hereby covenant and agree as follows:

               4.1 Appointment of Jerry Fenstermaker as a Director of WRI. WRI agrees to take, on or before the date of the Purchase Closing, such actions as may be necessary to appoint Mr. Jerry Fenstermaker to the Board of Directors of WRI and the Audit Committee of WRI's Board of Directors, with such appointment to be effective as of the date of the Purchase Closing. Allsup's obligations under this Agreement are expressly conditioned upon the foregoing appointments.

               4.2 Appointment of Robert D. Judson, Jr. as Chief Financial Officer. WRI agrees that Robert D. Judson, Jr., currently the acting Chief Financial Officer of WRI, will be retained as Chief Financial Officer of WRI; pursuant to an employment agreement between Mr. Judson and WRI which would be subject to review and approval by the Compensation Committee of WRI's Board of Directors.

               4.3 Further Effort into Joint Marketing Agreement. WRI and Allsup agree to explore ways in which the goals of the Joint Marketing Program dated April 8, 1996 between Allsup and WRI will be realized, including, without limitation, putting additional effort and concentration into each party's obligations thereunder.

               4.4 Support for WRI's Efforts. Allsup agrees to take, or refrain from taking, the following actions:

                    4.4.1 Support for Plan of Reorganization. Provided that the Bankruptcy Court approves the Disclosure Statement, Allsup shall endorse, approve and actively support confirmation of the Plan of Reorganization. Notwithstanding the above, Allsup shall not be required to support any amendment to the Plan of Reorganization that it has not previously approved.

                    4.4.2 No Disparagement. Neither Allsup nor its officers, directors or employees shall not make any disparaging comments, verbally or in writing, with respect to WRI or its current officers, directors or management team prior to the date of confirmation of the Plan of Reorganization.

                    4.4.3 No Takeover Attempt. For a period of four (4) years commencing with the date of this Investment Agreement, Allsup shall not, directly or indirectly through any third party or parties, attempt or assist any third party or parties in their attempt of, any takeover of WRI, whether through acquisition of WRI shares or through a proxy solicitation, without the prior written consent of WRI. Allsup's agreement hereunder shall be reflected in any Form 13D filed by Allsup in connection with its acquisition of shares in WRI, including, without limitation, the Subject Shares or any shares acquired through conversion of the Initial Allsup Loan or the New Allsup Loan.

                    4.4.4 Replacement of Current Management of WRI. Allsup shall not, for a period of four (4) years commencing with this Investment Agreement, seek the removal, or assist any third party or parties in seeking the removal, by proxy solicitation or otherwise, or any current officer or director of WRI or any other member of WRI's management team.

                    4.4.5     Exercise of Business Judgment.
Notwithstanding the provisions of Sections 4.4.3 or 4.4.4 above, Allsup, as a shareholder of WRI, and Jerry Fenstermaker, as a director of WRI, shall be entitled to take such actions as deemed necessary in the exercise of their business judgment or in the fulfillment of any fiduciary duty that may exist, with respect to the operations of WRI.

               4.5 Right of First Refusal to Provide Additional Financing. In the event that, prior to confirmation of the Plan of Reorganization, WRI seeks to borrow any monies in addition to the New Allsup Loan, Allsup and Recovery Lender shall have a right of first refusal, on a pro rata basis, based upon the respective principal balances due Recovery Lender under the Loan Agreement and Allsup pursuant to the Initial Allsup Loan and the New Allsup Loan, to provide such financing. WRI will not secure any such additional financing without first providing Allsup and Recovery Lender with written notice of WRI's intention to obtain such additional financing, and the terms applicable to such financing. Allsup and Recovery Lender shall have ten (10) days after receipt of such written notice from WRI to commit to providing the requested financing upon the same terms and conditions as specified in the written notice. In the event that either Allsup or Recovery Lender, but not both, elect to provide such financing, the party electing to provide such financing shall have the right to provide all of the requested financing. In the event that Allsup and Recovery Lender collectively fail to notify WRI within said ten
(10) day period of its election to provide the full amount of such financing, then WRI is automatically permitted to pursue said financing from third parties upon the terms and conditions specified in WRI's notice to Allsup and Recovery Lender. The provisions of this Section 4.5 will be incorporated into the Intercreditor Agreement.

               4.6 Prohibition Against Grant of Security Interest. WRI shall not grant, prior to the date of confirmation of the Plan of Reorganization, any security interest in WRI's assets to any third party, other than in connection with a financing permitted by
Section 4.5 above.

               4.7 Approval of Plan of Reorganization. WRI agrees to seek confirmation of the Plan of Reorganization as expeditiously as reasonably practicable, after taking into account all required notices.

          5. WRI's Representations and Warranties. As a material inducement to Recovery Lender and Allsup to enter into this Agreement, WRI represents and warrants that:

               5.1 Organization and Corporate Power. WRI is a corporation duly incorporated and validly existing under the laws of Colorado and it is qualified to do business in every jurisdiction in which its ownership of property or conduct of business requires it to qualify. WRI has all requisite corporate power and authority and all material licenses, permits, and authorizations necessary to own and operate its properties and to carry on its business as now conducted. The copies of the WRI's Articles of Incorporation and other organizational documents have been furnished to Allsup reflect all amendments made thereto at any time prior to the date of this Agreement and are correct and complete.

               5.2 Authorization. The making and performance by WRI of this Agreement and the transactions described herein have been duly authorized by all necessary corporate action; provided, however, that approval of this Agreement by the Bankruptcy Court shall be required.

               5.3 Enforceability. This Agreement constitutes the legal and binding obligation of WRI, enforceable against WRI in accordance with its terms.

               6. Representations of Allsup. Allsup represents and warrants as follow:

               6.1 Adequate Disclosure; Access to Information. As a result of its independent due diligence investigation, it is familiar with and fully aware of WRI's business operations and financial condition.

               6.2 Speculative Investment; Ability to Assume Financial Risk. It is aware of and understands that the Investment is a speculative investment which involves a high degree of risk of loss by it of its entire investment. It is able to assume the economic risks of the Investment and could absorb a complete loss on such investment without significantly affecting its financial condition.

               6.3 No Representations. It is not relying on representations concerning WRI, express or implied, other than those set forth herein and in the Plan of Reorganization and the Disclosure Statement.

               6.4 Legends. It is aware and agrees that all certificates for the Subject Shares shall bear a legend describing transfer restrictions requiring compliance with state and federal securities laws. Allsup agrees that it will not dispose of any of the Subject Shares unless it has delivered to WRI an opinion of counsel in form acceptable to the WRI that the proposed disposition does not violate applicable federal or state blue sky securities laws.

               6.5 Accredited Investor. It is an accredited investor as defined in Regulation D, Rule 501(a) (17
C.F.R.230.501(a)).

               6.6  Additional Information.  It has had the
opportunity, at minimal inconvenience, to ask questions of and obtain from WRI any additional information, to the extent possessed or obtainable without unreasonable effort or expense, necessary to evaluate the merits and risks of the Investment. There is no additional information that it wishes to obtain from WRI or from any other source with respect to the Investment.

               6.7 Sole Party in Interest. Except as otherwise indicated, it is the sole party in interest in making the Investment, and is making the New Allsup Loan and acquiring the Subject Shares solely for investment for its own account or as indicated and have no present agreement, understanding or arrangement to subdivide, sell, assign, or transfer any part or all of the New Allsup Loan, the Subject Shares or the Allsup Warrants to any other person.

          7.   Miscellaneous Provisions.

               7.1 Severability. Should any one or more of the provisions hereunder be determined to be illegal or unenforceable, all other provisions hereof shall be given effect separately therefrom and shall not be affected thereby.

               7.2 Notices and Bank Accounts. Any notice or other communications required or permitted hereunder shall be in writing and shall be deemed to have been given upon deliver if personally delivered or when sent if sent by facsimile or two days after mailing by certified mail, postage prepaid, and addressed as follows, and any disbursements or payment in connection with the Investment shall be deemed delivered upon deposit of immediately available funds to the accounts indicated below:




               If to Allsup:            Allsup Inc.
                                   300 Allsup Place
                                   Belleville, IL  62223-9626
                                   Fax:  (618) 236-5778
                                   Acct:


               If to WRI:               Work Recovery, Inc.
                                   2341 S. Friebus, Suite 14
                                   Tucson, AZ  85713
                                   Fax:  (520) 325-5277
                                   Acct:

          Each of the above addressees may change its address or bank account information for purposes of this paragraph by providing notice of the new address or bank account in the manner herein provided.

               7.3 Choice of Law. It is the intention of the parties that the internal laws of the State of Arizona (and not the laws of conflict) shall govern the validity of this Agreement, the construction of its terms, and the interpretation of the rights and duties of the parties.

               7.4 Counterparts. This Agreement may be signed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

               7.5 Successors and Assigns. All covenants and agreements in this Agreement by or on behalf of either party shall bind and inure to the benefit of their respective successors and assigns.

               7.6 Definitions. All terms not otherwise defined herein shall have the meanings assigned to such terms by the Plan of Reorganization.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                   WORK RECOVERY, INC.


                                   By: DORCAS R. HARDY
                                      Its: PRESIDENT AND CEO,
ACTING

                                   ALLSUP INC.


                                   By: JUDD L. FINSTERMAKER
                                      Its: COO
     Loan Agreement

     This Loan Agreement (this "Agreement"), is dated as of
November 7, 1996, between Work Recovery, Inc., a Colorado corporation ("Debtor"), and Allsup Inc., an Illinois corporation
("Lender").

     Whereas, Debtor filed for relief pursuant to Chapter 11 of Title 11 of the United States Code, Case No. 96-1640 TUC-LO, in the United States Bankruptcy Court for the District of Arizona (the
"Case");

     Whereas, Debtor is in immediate need of a loan for working capital purposes, and will require financing during the Chapter 11 Case for working capital purposes; and

     Whereas, Lender has agreed to provide financing in an amount not to exceed $500,000 on the terms and conditions hereinafter set forth.

     Now, Therefore, in consideration of the premises, the mutual covenants of the parties hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

I..  Loan; Borrowing Procedures.

     Subject to the terms and conditions of this Agreement, Lender agrees to loan Debtor $500,000 to be repaid on the earlier of (i) December 31, 1996, or (ii) 30 days after entry of an order in Debtor's Chapter 11 Case confirming a plan of reorganization, which order shall be final and nonappealable (the "Maturity Date"). Lender shall advance the loan on the first business day after the conditions specified in Section 3 have been satisfied.

II.. Note; Interest; Payments.

     A. Note; Loan Balances. The loan pursuant to this Agreement shall be evidenced by one Promissory Note in the form attached hereto as Exhibit "A" (the "Note").

     B. Interest Rate on Loan. Interest shall accrue at a rate equal to twelve percent (12%) per annum on the principal amount of the loan outstanding from time to time pursuant hereto from the date of advance until repaid or converted (pursuant to Section 2.8 below).

     C. Computation of Interest. Interest on the loan shall be computed for the actual number of days elapsed on the basis of a 365 or 366-day year, as the case may be.

     D. Maturity. The loan, together with all accrued interest thereon, unless converted pursuant to Section 2.8 below, shall be due and payable in full on the Maturity Date, or upon the filing of a competing Plan in the Case upon the expiration of the exclusivity periods established by Section 1121 of the Bankruptcy Code.

     E. Prepayments. Debtor may from time to time prepay the loan in whole or in part without notice and without penalty; however, Lender shall have the ability to retain its Conversion Option (Section 2.8) by retendering to Debtor the repaid principal not later than 30 days after Confirmation.

     F. Interest on Principal Prepaid. Any prepayment of the loan shall include accrued and unpaid interest to the date of prepayment on the principal amount being prepaid.

     G. Making of Payments. All payments of principal or interest on the Note shall be made to Lender at the address set forth in Section 1.2 above or such other address as Lender shall designate in writing.

     H. Conversion Option. The indebtedness evidenced by the Note (outstanding principal and interest) shall, at Lender's option, be convertible into common stock of the reorganized Debtor (the "Reorganized Debtor") in an amount equal to $500,000 plus unpaid interest and attorneys fees incurred in connection with the loan described in this Agreement using the Share Rate and the Discount Rate as provided in Debtor's Amended Joint Plan of Reorganization Dated October 4, 1996 or such other plan approved by Allsup ("Debtor's Approved Plan") confirmed in the Chapter 11 Case. This Conversion Option shall expire on the Effective Date of Debtor's Approved Plan.

III..     Conditions Precedent to Loan.

     The disbursement of the loan hereunder shall be subject to the satisfaction or waiver by Lender of the following conditions precedent:

     A. The Note. Lender shall have received the Note, executed and delivered by Debtor.

     B.   The Security Agreement.  Lender shall have received the
Security Agreement in the form attached hereto as Exhibit "B" (the "Security Agreement"), executed and delivered by Debtor.

     C. Perfection of Security Interests. Lender shall have received originals, each duly executed by Debtor, of all financing statements under the Uniform Commercial Code reasonably required by Lender to be filed in connection with the Security Agreement.

     D. Board Approval. Debtor's Board of Directors shall have authorized the execution, delivery and performance of this Agreement, the Note and the Security Agreement.

     E. Bankruptcy Court Approval. Debtor shall have obtained a final Bankruptcy Court order entered in compliance with the Bankruptcy Code and Rules approving (i) the loan hereunder, (ii) the granting to Lender of a continuing security interest in all of the "Collateral" (as defined in the Security Agreement) to secure all amounts outstanding under the Note senior to all liens (except as permitted by the Security Agreement), pursuant to Section 364(d) of the Bankruptcy Code, and (iii) the granting of a priority to the loan pursuant to Section 364(c)(1) of the Bankruptcy Code; except that repayment of the loan and the priority of the security interests shall be on a parity with Recovery Lender, L.L.C., pursuant to the Intercreditor Agreement described below, and such approval shall not be subject to any automatic or discretionary stay (except as may be otherwise agreed in writing by Lender).

     F. Intercreditor Agreement. Recovery Lender, L.L.C. shall have executed an Intercreditor Agreement with Allsup in form acceptable to Allsup.

     G. Plan Modification. Debtor shall have filed a modification to Debtor's Amended Joint Plan of Reorganization Dated October 4, 1996 incorporating the Investment Agreement between
Lender and Debtor dated October 11, 1996 (the "Investment
Agreement") as the document governing treatment of Allsup's claims in the Case.

IV.. Representations and Warranties of Debtor.

     As a material inducement to Lender to enter into this Agreement, Debtor hereby represents and warrants that as of the date of this Agreement:

     A. Organization, Corporate Powers, Etc. Debtor is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado, is duly qualified to transact business in all places where such qualification is necessary (excluding places where the failure to so qualify would not materially adversely affect the business of Debtor) and has all requisite authority and legal right to incur the obligations provided for under, to execute and deliver, and to perform and observe and provisions of, this Agreement and the Note.

     B. Authorization. The making and performance by Debtor of this Agreement, the Note and the Security Agreement have been duly authorized by all necessary corporate action.

     C.   Enforceability.  Upon Bankruptcy Court approval of this
Agreement, this Agreement, the Note and the Security Agreement shall constitute legal and binding obligations of Debtor, enforceable against Debtor in accordance with their terms.

     D. Subsidiaries. None of Debtor's subsidiaries own property of any significant value; provided, that if it is determined that a subsidiary of Debtor does own property of significant value, the foregoing representation and warranty shall not give rise to an Event of Default hereunder if Debtor shall cause such subsidiary to grant Lender a first lien security interest in any such property of significant value to further secure the Note.

V..  Covenants.

     So long as all or any portion of the Note remains outstanding, Debtor hereby agrees as follows:

     A. Compliance with Laws. Debtor shall comply in all material respects with all applicable laws, rules, regulations and orders of, and restrictions imposed by, governmental authorities, the violation of which could reasonably by expected to materially adversely effect the financial condition, results, assets or operations of Debtor.

     B. Inspection. Debtor shall allow representatives of Lender, upon reasonable prior notice to Debtor, to inspect, copy and make extracts of all applicable records, and all properties, of Debtor at any reasonable time for any reasonable purpose.

     C. Litigation. Debtor shall promptly notify Lender of any litigation instituted, or to Debtor's knowledge, threatened against Debtor, that is instituted or threatened after the date of this Agreement.

     D. Further Borrowing. In the event that, prior to confirmation of Debtor's Approved Plan or the Maturity Date, Debtor seeks to borrow any monies other than under this Agreement, Debtor shall offer Lender and Recovery Lender, L.L.C. a right of first refusal, on a pro rata basis, upon the respective principal balances due Recovery Lender, L.L.C. and Lender, to provide such financing. Debtor shall not borrow any sums before expiration of a 10 day notice of such right of first refusal. Other terms of this right are set forth in the Investment Agreement.

VI.. Events of Default; Remedies.

     A. Event of Default. An Event of Default shall be deemed to have occurred upon the occurrence and during the continuance of any of the following events:

          (a) Payment. Any amount payable on any loan shall not be paid when due;

          (b) Covenants. A breach or failure of performance by Debtor of any covenant, condition or agreement on its part to be observed or performed contained in this Agreement, the Note or the Security Agreement which shall not have been cured within 30 days after receipt by Debtor of notice thereof given by Lender;

          (c) Misrepresentation. Any material representation or warranty made by Debtor herein or in the Security Agreement shall provide to have been false or breach in any material respect on and as of the date on which made;

          (d) Conversion, Appointment of Trustee, Dismissal. Debtor's bankruptcy Case shall be converted to a case under Chapter 7 of the Bankruptcy Code, a trustee shall be appointed in Debtor's bankruptcy Case, or Debtor's bankruptcy Case shall be dismissed; or

          (e)  Default to Recovery Lender, L.L.C.  An Event of
Default shall have occurred under any of Debtor's agreements with Recovery Lender, L.L.C.

     B.   Consequences of an Event of Default.

          (a) Acceleration. If an Event of Default shall have occurred and be continuing, Lender may (by written notice delivered to Debtor) declare all or any portion of the loan immediately due and payable.

          (b) Other Rights and Remedies. Upon the occurrence and during the continuance of an Event of Default Lender shall also be entitled to exercise all its rights and remedies as may exist at law or as set forth in the Security Agreement or the Note.

VII..     Miscellaneous.

     A. Successors and Assigns. All covenants and agreements in this Agreement by or on behalf of either party shall bind and inure to the benefit of their respective successors and assigns, including any subsequent holder of the Note.

     B. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under applicable law, then such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement.

     C. Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original hereof, and all of which taken together shall constitute one and the same agreement.

     D. Descriptive Headings; Interpretation. Descriptive headings in this Agreement are inserted for convenience of reference only and are not intended to be part of or affect the meaning or interpretation of this Agreement.

     E. Governing Law. This agreement shall be enforced in accordance with, and all questions regarding the construction, validity, interpretation and purpose of this Agreement shall be governed by, the internal laws of the State of Arizona, without giving effect to provisions thereof regarding conflict of laws.

     F. Notices. Any notice provided or in this Agreement must be in writing and must be either (a) hand delivered, (b) mailed by registered or certified first class mail, postage prepaid with return receipt requested, (c) sent by reputable overnight courier serve for next business morning delivery, or (d) sent by telecopy to the recipient at the address/telecopy number below indicated:

     If to Lender:

Allsup, Inc.
Attention: Mr. Jerry Fenstermaker
Chief Operating Officer
300 Allsup Place
Belleville, Illinois  62223-8626
Telephone:     618/236-5798
Facsimile:     618/236-5778

Rob Charles
Lewis and Roca LLP
One South Church Ave., Suite 700
Tucson, Arizona  85701-1620
Telephone:     (520) 622-2090
Facsimile:     (520) 622-5311
     If to Debtor:

Work Recovery, Inc.
Attention: Mr. Robert Judson
Chief Financial Officer, Acting
2341 S. Friebus, Suite 14
Tucson, Arizona  85713
Telephone:     (520) 322-6634
Facsimile:     (520) 321-9481

C. Taylor Ashworth
Osborn Maledon, P.A.
2929 N. Central Ave., Suite 2100
P.O. Box 36379
Phoenix, Arizona  85067-6379
Telephone:     (602) 207-1288
Facsimile:     (602) 235-9444
or such other address/telecopy number or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement shall be deemed to have been given (i) on the date such notice is hand delivered, (ii) 3 days after the date of mailing if mailed by certified or registered mail, (iii) on the business day next following the day notice is sent via overnight courier service, or (iv) as of the beginning of the next day if such notice is sent by telecopy.

     G. Entire Agreement. This Agreement, the Note and the Security Agreement embody the complete agreement and understanding among the parties with respect to the subject matter hereof and thereof and supersede and preempt any prior understandings, agreements and/or representations by or among the parties, written or oral, related to the subject matter hereof in any way.

     H. Attorneys' Fees. In the event Lender is required to employ counsel to enforce Lender's rights under this Agreement, the Note or the Loan Agreement, including any proceeding in the Bankruptcy Court, Debtor shall pay Lender's actual attorneys' fees and expenses incurred therein.

     In Witness Whereof, the parties have executed this Agreement as of the date first above written.

                         Work Recovery, Inc., a Colorado
corporation


                         By:
                         Its:


                         Allsup Inc., an Illinois corporation


                         By:
                         Its:

                         Convertible Promissory Note


                                              November 7, 1996    $500,000.00


          For Value Received, Work Recovery, Inc., a Colorado corporation ("Borrower"), hereby promises to pay to the order of Allsup Inc., an Illinois corporation ("Lender") the principal sum of Five Hundred Thousand and 00/00 Dollars ($500,000.00) or so much thereof as may be outstanding hereunder on the Maturity Date (as defined in the Loan Agreement hereinafter referred to). All capitalized terms used but not otherwise defined herein shall have the meaning ascribed thereto in the Loan Agreement.

          This Note was issued pursuant to the Loan Agreement of even date herewith (as amended, supplemented or otherwise modified from time to time the "Loan Agreement"), between Borrower and Lender and this Note is the note referred to in the Loan Agreement. All provisions of the Loan Agreement are hereby incorporated by reference in this Note.

          Borrower also promises to pay interest on the outstanding unpaid principal amount of the loans from time to time outstanding from the date of such advance until the same shall have been paid in full, at the rate and at the time specified in the Loan Agreement. Reference is hereby made to the Loan Agreement for a more complete statement of the terms and conditions under which the loans evidenced hereby are made and are to be repaid.

          Lender is authorized to endorse, and prior to any transfer of this Note Lender shall endorse, the date and amount of each payment or prepayment of principal of this Note on the schedule annexed hereto and made a part hereof, or a continuation thereof which shall be attached hereto and made a part thereof, which endorsement shall constitute prima facie evidence of the accuracy of the information so endorsed, provided that failure by Lender to make such endorsement shall not affect the obligations of Borrower under this Note. In lieu of endorsing such schedule as hereinabove provided Lender is authorized to record, at its option, such payment or prepayment in its books and records, such books and records constituting prima facie evidence of the accuracy of the information contained therein.

          All payments of principal and interest in respect of this Note shall be made to Lender in lawful money of the United States of America in immediately available funds to Lender at such place as shall be designated in writing by Lender for such purpose in accordance with the terms of the Loan Agreement.

          The indebtedness evidenced by this Note is convertible into common stock upon the terms and conditions specified in the Loan Agreement.

          Upon the occurrence and continuation of any one or more Events of Default, the unpaid balance of the principal amount of this Note may be declared to be due and payable in the manner, upon the conditions and with the effect provided in the Loan Agreement.

          The terms of this Note are subject to amendment only in the manner provided in the Loan Agreement.

          Except only upon conversion into common stock as aforesaid, no reference herein to the Loan Agreement and no provision of this Note, the Loan Agreement or any documents executed in connection therewith shall alter or impair the obligation of Borrower, which is absolute and unconditional, to pay the unpaid principal of and interest on this Note at the place, at the time and in the currency herein prescribed.

          Borrower and endorsers of this Note hereby consent to renewals and extension of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand and notice of every kind (other than notices required by the Loan Agreement) and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demands thereafter.

          This Note is secured pursuant to the terms of the Security Agreement. Reference is made to such agreement for the terms and conditions governing the collateral security for the obligations of Borrower hereunder.

          This Note has been delivered and accepted in Tucson, Arizona and shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note and the Loan Agreement shall be governed by, the internal laws of the State of Arizona, without giving effect to provisions thereof regarding conflict of laws.

          In Witness Whereof, Borrower has executed and delivered this Note as of the date first written above.

                                   Work Recovery, Inc., a Colorado
corporation



                                   By
                                   Its